Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENERAL METALS CORPORATION", CHANGING ITS NAME FROM "GENERAL METALS CORPORATION" TO "CIBOLAN GOLD CORPORATION", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF MAY, A.D. 2014, AT 6:42 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SEVENTH DAY OF MAY, A.D. 2014.

Jeffrey W. Bullock, Secretary of State

2514411 8100

140632399

AUTHENTICATION: 1387361

DATE: 05-20-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:50 PM 05/14/2014
FILED 06:42 PM 05/14/2014
SRV 140632399 - 2514411 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GENERAL METALS CORPORATION
a Delaware Corporation

(pursuant to Section 242 of the Delaware General Corporation Law)

General Metals Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL"), through its duly authorized officers and by authority of its Board of Directors does hereby certify:

FIRST: That in accordance with the provisions of Section 242 of the GCL, the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that Article 1 of the Corporation's Certificate of Incorporation be amended in its entirety as follows:

"1. The name of the corporation shall be: **"Cibolan Gold Corporation"**

RESOLVED, that a new Article 6 be added to the Certificate of Incorporation to read as follows:

"6. Effective as of 5:00 p.m. (Pacific Time) on the date of filing (the "Effective Time") of this amendment to the corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware, each share of common stock, par value $0.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be, and hereby is, split on a basis of one (1) new share of common stock for 20 old shares of common stock, par value $0.001 per share (the "New Common Stock"). Each outstanding stock certificate which immediately prior to the Effective Time represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock. The corporation shall not issue or deliver any fractional shares of New Common Stock. In lieu thereof, shares of Old Common Stock that are not evenly divisible will be rounded up to the nearest whole share of New Common Stock. Shares of common stock that were outstanding prior to the Effective Time and that are not outstanding after the Effective Time shall resume the status of authorized but unissued shares of common stock."

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, an annual and special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the GCL, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendments (the "Amendments").

THIRD: That the Amendments were duly adopted in accordance with the provisions of Section 242 of the GCL.

FOURTH: That the foregoing Amendments shall become effective on May 27, 2014.

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to be signed by Daniel Forbush, its duly authorized President and Principal Executive Officer this 8th day of May, 2014.

By: ______________________
Daniel Forbush
President